UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2009

BELLA VIAGGIO, INC.
(Exact name of registrant as specified in its charter)

NEVADA	38-3759675
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2120 58th Avenue, Suite 107
Vero Beach, Florida 32966
(Address of principal executive offices, including zip code)

(772) 266-5554
(Registrant's telephone number, including area code)

665 Ashford Place, Brentwood, CA 94513
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In March of 2009, the Company’s current management team, following discussions with its Board of Directors and its auditors, concluded that the previously filed audited financial statements and other financial information as of and for the first, second and third quarters of 2008 issued with the Company’s Form 10-Q’s filed with the Commission on 5/15/2008, 8/14/2008, and 11/19/2008 respectively should no longer be relied upon.

The Company’s quarterly financial statement financial statements for the period ended March 31, 2008 filed on 5/15/2008 contained errors within the Balance Sheets in calculating assets whereby Subscriptions receivable in the amount of $3,600 were not calculated into the current assets, thus reflecting total assets of $29,260 as opposed to the total assets and stockholder equity of $25,603 disclosed in the March 31, 2008 10-Q filed on 5/15/2008.  The titles of the financial statements will be corrected to disclose the Company as a “Development Stage Enterprise” as opposed to a “Development Stage Company” and correcting several typographical errors within the Notes.

The Company’s quarterly financial statement financial statements for the period ended June 30, 2008 filed on 8/14/2008 contained errors within the Balance Sheets in calculating assets whereby Subscriptions receivable in the amount of $1,100 were not calculated into the current assets, thus reflecting total assets of $16,578 as opposed to the total assets and Total liabilities and stockholders’ equity (deficit) of ($5,972) disclosed on the June 30, 2008 10-Q filed on 8/14/2008.  Furthermore the total current liabilities for this period were $1,450 and not $6,450 disclosed in the 10-Q.  The Statement of Operations under the weighted average of shares outstanding for the three month period ended June 30, 2008 was 2,540,500 and not 2,478,632 as disclosed on the 10-Q.   The Statement of Operations under the weighted average of shares outstanding for the six months period ended June 30, 2008 was 2,435,341 not 2,478,632 disclosed on the 10-Q.  Furthermore the titles of the financials will be modified to reflect the Company as a “Development Stage Enterprise” as opposed to a “Development Stage Company” and several typographical errors within the Notes will be corrected.

The Company’s quarterly financial statement financial statements for the period ended September 30, 2008 filed on 11/19/2008 contained errors within the Balance Sheets whereby $10,000 of prepaid expenses were not included in the current assets as such the total assets for this period and the Total liabilities and stockholders’ equity (deficit) of will reflect $10,978 and not the $978 disclosed in the 10-Q.  Furthermore the titles of the financials will be modified to reflect the Company as a “Development Stage Enterprise” as opposed to a “Development Stage Company” and several typographical errors within the Notes will be corrected.

Owing to the above mentioned corrections, the Company will restate the quarterly financial statements for the first, second, and third quarters of 2008 within its 2008 annual report to be filed in April of 2009. The Company believes that the 2007 Audited financial statements can be relied upon and will require no corrections.

The officer and director of the Company believes the errors relating to the accuracy of the above described 10-Q’s were the result of the Company's internal control over financial reporting based on the criteria for effective internal control over financial reporting established in SEC guidance on conducting such assessments. Based on that evaluation, they concluded that, during the periods covered by the above described reports.  This was due to deficiencies that existed in the design or operation of our internal control over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

Management intends to work on the deficiencies within its financial reporting by appointing one or more outside directors, to act as a fully functioning audit committee within the next 30-45 days.  In addition, management intends to further develop and implement sufficient written policies and checklists that will help prevent weaknesses for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements; and (ii) ineffective controls over the period end financial reporting processes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2009	Bella Viaggio, Inc.

	By:	/s/ Ronald Davis
Ronald Davis –President and Director